UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2007

TWL Corporation

(Exact name of registrant as specified in its charter)

Utah	0-8924	73-0981865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway		75007
Carrollton, Texas
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable

Former name or former address, if changed since last report

Copies to:
Darrin M. Ocasio, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2007, the board of directors of TWL Corporation (the “Company”) appointed Ms. Phyllis Farragut as a member of the board of directors of the Company. There are no understandings or arrangements between Ms. Farragut and any other person pursuant to which Ms. Farragut was appointed as a director. Effective as of the date of her appointment, Ms. Farragut was also elected as the Chairperson of the Company’s Audit Committee. Ms. Farragut may also be appointed to serve as a member of a committee in the future, although with the exception of the foregoing, there are no plans to appoint her to a committee as of the date hereof. Ms. Farragut does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Furthermore, Ms. Farragut has not entered into a transaction, nor was there any proposed transaction between Ms. Farragut and the Company at any time during the past 2 years. A copy of the press release announcing Ms. Farragut’s appointment to the Company’s board of directors is annexed to this Current Report as Exhibit 99.1.

Ms. Farragut (60) is currently the President and CEO of Admiral Communications/AV, a company she founded that provides specialty trade construction design, sales and installation of structured cabling, access control, CCTV, audiovisual equipment and security. From 1987 - 1996 Ms. Farragut served as Executive Vice President/Chief Financial Officer of Westcott Communications, Inc., the company that later became TWL Corporation. During her nine years with Westcott revenues grew from $8 million to $100 million per year, and the company had a very successful Initial Public Offering. Following the sale of Westcott to PRIMEDIA in 1996, she became Chief Operating Officer/Chief Financial Officer of Claim Services Resource Group, Inc., a national outsourcing company that specialized in temporary personnel staffing in the healthcare industry. In December 2001 Ms. Farragut negotiated the sale of the company to Perot Systems for $60 million. Ms. Farragut is a graduate of Mississippi State University with a BS in Accounting, and is also a Certified Public Accountant.

Item 8.01 Other Events.

On August 1, 2007, the Company issued a press release containing a letter addressed to its shareholders, customers, vendors, partners and employees. The letter disclosed an update from Dennis J. Cagan, the Company’s President, Chief Executive Officer and director, on the Company's progress in furthering its business plan and status of projects since December 19, 2006. In accordance with Regulation FD, the information included under this Item 8.01 of this Current Report is being filed to publicly disclose all information that was provided in the Company’s August 1, 2007 press release.

This Current Report under Item 8.01 is not deemed as an admission as to the materiality of any information included in this Current Report that is required to be disclosed solely by Regulation FD.

A copy of this press release is annexed to this Current Report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits.

Exhibit
Number	Description
99.1	Press release dated August 1, 2007, issued by the Company.
99.2	Press release dated August 1, 2007, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

August 1, 2007	By:	/s/ Patrick Quinn
Name: Patrick Quinn
Title: Chief Financial Officer